Exhibit 99.1
PV POWERED, INC.
INDEPENDENT AUDITOR’S REPORT AND
FINANCIAL STATEMENTS
DECEMBER 31, 2009

CONTENTS

PAGE

INDEPENDENT AUDITOR’S REPORT	1

FINANCIAL STATEMENTS
Balance sheet	2
Statement of operations	3
Statement of shareholders’ deficit	4
Statement of cash flows	5
Notes to financial statements	6 - 24

INDEPENDENT AUDITOR’S REPORT
To the Board of Directors
PV Powered, Inc
We have audited the accompanying balance sheet of PV Powered, Inc. (the Company) as of December 31, 2009 and the related statements of operations, changes in shareholders’ deficit, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of PV Powered, Inc. as of December 31, 2009 and the results of its operations and cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 14 to the financial statements, the Company has incurred and continues to incur losses from operations since inception. Management’s plans regarding those matters also are described in Note 14. Those conditions raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Portland, Oregon
March 12, 2010

PV POWERED, INC.
BALANCE SHEET
DECEMBER 31, 2009

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$81,665
Accounts receivable, net of $302,228 allowance for doubtful accounts	5,704,453
Inventories	6,578,766
Prepaid expenses	147,317
Current portion of loan fees, net	1,825,267

Total current assets	14,337,468

PLANT AND EQUIPMENT, net	2,606,297

INTANGIBLE ASSETS, net	538,168

LOAN FEES, net of current portion	24,912

OTHER ASSETS	81,830

TOTAL ASSETS	$17,588,675

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable	$4,442,416
Accrued liabilities	1,039,751
Accrued warranty expense, current portion	1,097,766
Bank lines of credit	5,000,000
Shareholder lines of credit	7,985,250
Current portion of long term debt	202,467

Total current liabilities	19,767,650

ACCRUED WARRANTY EXPENSE, net of current portion	1,854,837

WARRANT DERIVATIVE LIABILITY	5,385,504

LONG TERM DEBT, net of current portion	323,789

SHAREHOLDER LINES OF CREDIT, net of current portion	3,908,271

Total liabilities	31,240,051

COMMITMENTS AND CONTINGENCIES (NOTE 8)

SHAREHOLDERS’ EQUITY (DEFICIT)
Series A convertible preferred stock (No par, 260,000,000 shares authorized, issued and outstanding)	2,600,000
Common stock (no par, 2,000,000,000 shares authorized; 1,245,675 issued and outstanding)	14,851,392
Accumulated deficit	(31,102,768)

Total shareholders’ deficit	(13,651,376)

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)	$17,588,675

See accompanying notes.	2

PV POWERED, INC.
STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2009

SALES	$21,453,603

COST OF GOODS SOLD	18,537,130

GROSS PROFIT	2,916,473

OPERATING EXPENSES
Research and development	3,135,445
Sales and marketing	3,018,147
General and administrative	1,966,792
Depreciation and amortization	562,078

8,682,462

LOSS FROM OPERATIONS	(5,765,989)

OTHER INCOME AND (EXPENSE)
Unrealized loss on warrant derivative liability	(4,516,680)
Interest income	10,704
Interest expense	(3,933,107)
Other expenses	(320,000)
Other income	2,310,300
Gain (loss) on disposition of assets	345

LOSS BEFORE TAXES	(12,214,427)

INCOME TAX PROVISION	(15,741)

NET LOSS	$(12,230,168)

3	See accompanying notes.

PV POWERED, INC.
STATEMENT OF CHANGES IN SHAREHOLDERS’ DEFICIT
FOR THE YEAR ENDED DECEMBER 31, 2009

						Total
	Common stock		Series A Preferred Stock		Accumulated	Shareholders’
	Shares	Amount	Shares	Amount	Deficit	Equity (Deficit)
BALANCE, January 1, 2009	1,218,084	$11,249,351	—	$—	$(18,872,600)	$(7,623,249)
Issuance of Series A convertible preferred stock	—	—	260,000,000	2,600,000	—	2,600,000
Stock based compensation	—	276,151	—	—	—	276,151
Issuance of common stock warrants	—	3,326,010	—	—	—	3,326,010
Vesting in restricted common shares	39,580	—	—	—	—	—
Redemption of common stock	(11,989)	(120)	—	—	—	(120)
Net loss	—	—	—	—	(12,230,168)	(12,230,168)

BALANCE, December 31, 2009	1,245,675	$14,851,392	260,000,000	$2,600,000	$(31,102,768)	$(13,651,376)

See accompanying notes.	4

PV POWERED, INC.
STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2009

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(12,230,168)
Adjustments to reconcile net loss to net cash used by operating activities
Depreciation and amortization	2,296,612
Loss on disposal of property, plant and equipment	(345)
Stock based compensation	276,149
Change in the fair value of the warrant derivative liability	5,126,801
(Increase) decrease in assets
Accounts receivable	(3,915,456)
Inventory	(2,681,470)
Prepaid expense and other assets	(65,244)
Increase (decrease) in liabilities
Accounts payable	1,934,682
Accrued liabilities	(516,352)
Accrued warranty expense	810,130

Net cash flows from operating activities	(8,964,661)

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of property, plant and equipment	(968,459)
Sale of property, plant and equipment	2,987
UL certification costs	(88,000)
Patent application costs	(51,087)

Net cash flows from investing activities	(1,104,559)

CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from lines of credit	7,534,986
Payments on long-term debt	(234,067)
Proceeds from issuance of preferred stock	2,600,000
Common stock redeemed	(118)

Net cash flows from financing activities	9,900,801

NET INCREASE IN CASH	(168,419)

CASH, beginning of year	250,084

CASH, end of year	$81,665

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Property, plant and equipment acquired by Capital Leases	$283,295

Cash paid during the period for interest	$350,748

5	See accompanying notes.

PV POWERED, INC.
NOTES TO THE FINANCIAL STATEMENTS
NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Nature of operations — PV Powered was formed in January of 2003 as a limited liability company. On January 1, 2006 the company converted to a C Corporation and is organized under the laws of the state of Oregon. PV Powered, Inc. designs, manufacturers, sells, and services grid-tied, solar inverters for residential and commercial applications. The company is based in Bend, Oregon.
Estimates and assumptions — Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. Estimates include the collectability of accounts receivable, valuation of inventory, warranty costs, loss contingencies, product life cycles, stock-based compensation forfeiture rates, the potential outcome of future tax consequences of events that have been recognized in our financial statements or tax returns and estimating the fair value for impairment of intangible assets. Actual results and outcomes may differ from management’s estimates and assumptions.
Revenue recognition — Revenue is recognized when persuasive evidence of an arrangement exists, shipment has occurred, the fee is fixed or determinable, and collectability is probable. Provisions are estimated and when appropriate, recorded for estimated returns, concessions, and bad debts. Revenue recognition generally occurs upon shipment of product.
Research and development — Research and development expenses include payroll, employee benefits, stock-based compensation, and other headcount-related indirect costs associated with product development. The company expenses all research and development costs as incurred.
Sales and marketing — Sales and marketing expenses include payroll, employee benefits, stock-based compensation, indirect costs associated with sales and marketing personnel and advertising, promotions, tradeshows, seminars, and other marketing-related programs. Advertising costs are expensed as incurred. Advertising expense was $51,510 for the year ended December 31, 2009.
Shipping and handling costs — Freight billed to customers is included in revenue and shipping expense are included in cost of sales.
Cash and cash equivalents — The Company considers all highly liquid interest-earning investments with a maturity of three months or less at the date of purchase to be cash equivalents.

PV POWERED, INC.
NOTES TO THE FINANCIAL STATEMENTS
NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — (continued)
Accounts receivable — Trade accounts receivable is recorded at the amount the Company expects to collect on balances at year-end. Management closely monitors outstanding balances and writes off any balances considered uncollectible. Accounts receivable are considered delinquent based on contractual terms, which is typically between 30 and 60 days. The allowance for doubtful accounts reflects management’s best estimate of probable losses inherent in the accounts receivable balance. The Company determines the allowance based on known troubled accounts, historical experience, and other currently available evidence.
Inventories — Inventories are stated at the lower of cost or market. Cost is determined using the first-in first-out method. The Company regularly reviews inventory quantities on hand, future purchase commitments with suppliers, and the estimated value of inventory. If management’s review indicates a reduction in utility below carrying value, inventory values are reduced to a new cost basis.
Property, equipment, and leasehold improvements — Property, equipment, and leasehold improvements are stated at cost. Major expenditures and those which substantially increase the useful lives will be capitalized. Maintenance, repairs, and minor replacements will be charged to operations when incurred. When property, equipment, and leasehold improvements are sold or otherwise disposed of, the cost and related accumulated depreciation are eliminated from the stated accounts and any gain or loss is included in income from operations.
Depreciation is provided on property and equipment using the straight-line method based on estimated useful lives ranging from one to ten years. Leasehold improvements are amortized over the lesser of the term of the lease or their estimated useful lives.
Intangible assets — Intangible assets with estimable useful lives are stated at cost and are amortized using the straight-line method over the estimated useful lives of the asset. Intangible assets at December 31, 2009 consisted of purchased technology related to the software that formed part of the initial operating platform for the Company’s products, costs incurred to obtain Underwriters Laboratory (UL) approval for its commercial products, and certain patents held by the Company. The UL costs, software and patents are being amortized over estimated useful lives of 5, 15 and 17.5 years, respectively.
Recoverability of long-lived assets — Management of the Company reviews the carrying value of capitalized tangible assets on a regular basis to reach a judgment concerning possible permanent impairment of value. These reviews consider, among other factors, (1) the net realizable value of each major classification of assets, (2) the cash flow associated with the assets, and (3) significant changes in the extent or manner in which major assets are used. Management believes the carrying value of assets is less than the estimated fair value.

PV POWERED, INC.
NOTES TO THE FINANCIAL STATEMENTS
NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — (continued)
Warranty — The Company accrues an estimate of its exposure to warranty claims based on both current and historical product performance trends and actual warranty costs incurred. The majority of the Company’s products carry a 10 year warranty, and the Company has sold extended warranties for 20 years on some of its commercial products. The Company assesses the adequacy of its recorded warranty liability annually and adjusts the amount as necessary. Sales of extended warranties are recorded as liabilities and no revenue is recognized until the ultimate outcome of the warranty contract can be determined. No revenue was recognized for the sale of extended warranties during 2009.
Stock based compensation — The Company recognizes the cost of employee and director services received in exchange for awards of equity instruments, such as the stock options and restricted stock, based on the fair value of those awards at the date of grant over the requisite service period. The Company uses the Black-Scholes-Merton (Black Scholes) pricing model to determine the fair value of stock option awards. Stock based compensation plans, related expenses and assumptions used in the Black Scholes option pricing model are more fully described in Note 9.
Concentration of credit risk — Financial instruments that potentially subject the Company to concentrations of credit risk are primarily cash, cash equivalents, and accounts receivable. The Company maintains its cash accounts with two financial institutions where, at times, deposits exceed federal insurance limits. The balances are insured by the Federal Deposit Insurance Corporation. The Company has credit risk regarding trade accounts receivable. The Company performs initial and ongoing evaluations of its customers’ financial position, and generally extends credit on account, without collateral. The Company determines the need for an allowance for doubtful accounts based upon its historical experience and the expected collectiblity of accounts receivable. For the year ended December 31, 2009, 26% of the Company’s revenue was earned from three customers and 34% of the Company’s accounts receivable is due from three customers.
Income taxes — Income taxes are accounted for using an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the financial statement and tax basis of assets and liabilities at the applicable enacted tax rates. The Company will establish a valuation allowance for deferred tax assets if it is more likely than not that these items will either expire before the Company is able to realize their benefit, or that future deductibility is uncertain.

PV POWERED, INC.
NOTES TO THE FINANCIAL STATEMENTS
NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — (continued)
As of January 1, 2009, the Company adopted the new accounting requirement for uncertain tax positions, which had no financial statement impact to the Company. The Company recognizes the tax benefit from uncertain tax positions only if it more likely than not that the tax position will be sustained on examination by the tax authorities, based on the technical merits of the position. The tax benefit is measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. The Company recognizes interest and penalties related to income tax matters in income tax expense if incurred.
Derivative instruments — In 2009 the Company adopted Financial Accounting Standards Board Accounting Standards Codification (ASC) Subtopic 815-40, Contracts in an Entity’s Own Equity., which requires instruments that are not considered to be indexed to the Company’s own stock to be treated as derivative financial instruments. Derivative financial instruments are recognized in the balance sheet as either assets or liabilities and are measured at fair value. The changes in fair values are adjusted through charges to income on the statement of operations. The Company only uses derivatives in the form of warrants to purchase common stock issued as financing incentives to lenders. Warrant derivatives are more fully discussed in Note 6. Adoption of ASC Subtopic 815-40 did not have a material effect on opening retained earnings.
Subsequent events — The Company has evaluated subsequent events through March 12, 2010, the date the financial statements were available to be issued.
NOTE 2 — INVENTORIES
Inventories consist of the following at December 31, 2009:

2009

Raw materials	$6,196,682
Work in progress	461,350
Finished goods	197,271
Other	25,775
Allowance for obsolescence	(302,312)

$6,578,766

PV POWERED, INC.
NOTES TO THE FINANCIAL STATEMENTS
NOTE 3 — PROPERTY, PLANT & EQUIPMENT
Property, plant & equipment consists of the following at December 31, 2009:

2009

Office equipment	$335,839
Manufacturing and research equipment	2,049,611
Leasehold improvements	749,616
Vehicles	46,087
Construction in progress	320,695
Accumulated depreciation	(895,551)

Property, plant and equipment, net	$2,606,297

Depreciation expense for the year ended December 31, 2009 was $479,984.
NOTE 4 — INTANGIBLE ASSETS
Intangible assets and related accumulated amortization are as follows at December 31, 2009.

				Weighted
	Gross		Net	Average
	Carrying	Accumulated	Carrying	Amortization
	Amount	Amortization	Amount	Period (Years)

Intangible assets subject to amortization
Inverter program software	$337,500	$(135,000)	$202,500	15
Intellectual property and patent applications	123,179	(15,662)	107,517	17.5
UL certifications	321,848	(93,697)	228,151	5

	$782,527	$(244,359)	$538,168	11.29

Aggregate intangible asset amortization expense For the year ended December 31, 2009		$82,094

As more fully described in Note 6 below, during 2009 the Company issued detachable warrants to purchase common stock as incentives to lenders, which have been recorded as loan fees and are being amortized over the life of the respective loans (approximately one year on a weighted average basis) using the effective interest rate method.

PV POWERED, INC.
NOTES TO THE FINANCIAL STATEMENTS
NOTE 4 — INTANGIBLE ASSETS — (continued)
Total amortization expense for the year ended December 31, 2009 related to intangible assets and loan fees was $82,094 and $1,734,534, respectively. Future amortization of intangible assets and loan fees is as follows for years ended December 31:

	Intangible Assets	Loan Fees	Total

2010	$90,894	$1,825,267	$1,916,161
2011	90,894	24,912	115,806
2012	90,894	—	90,894
2013	52,767	—	52,767
2014	35,324	—	35,324
Thereafter	177,395	—	177,395

	$538,168	$1,850,179	$2,388,347

Each year, the Company evaluates intangible assets to determine if an impairment of the asset’s value has occurred. If so, the Company will record a disposal charge equal to the impaired amount.
NOTE 5 — ACCRUED WARRANTY EXPENSE
Changes in the Company’s warranty liability during 2009 were as follows:

2009

Balance, January 1, 2009	$2,142,473
Warranties accrued during the year	832,228
Settlements made during the period	(524,116)
Warranties sold during the year	502,018

Balance, December 31, 2009	$2,952,603

Warranty reserve — current portion	$1,097,766
Warranty reserve — noncurrent portion	1,854,837

Total warranty reserve at year end	$2,952,603

PV POWERED, INC.
NOTES TO THE FINANCIAL STATEMENTS
NOTE 6 — SHAREHOLDERS’ EQUITY AND BORROWINGS
Series A Preferred Stock — In May, 2009 the Company issued 2,600,000 shares of Series A preferred stock for $.01 per share. At December 31, 2009 the Company has authorized and issued 2,600,000 shares of Series A preferred stock.
The significant terms of outstanding preferred stock are summarized below:
a.	Conversion — Each share of Series A Preferred stock is convertible at the option of the holder into common stock. The agreement includes provisions to protect the holders from dilution through readjustment of conversion price provisions and a purchase option for subsequent rounds. Under the terms of the agreement, preferred stock is mandatorily converted into shares of common stock upon the closing of a public offering, with an option to convert at any time, at a ratio of 1.15 shares of common stock for every one share of preferred stock converted.

b.	Liquidation and Preference — In the event of a voluntary or involuntary liquidation, dissolution, or winding up of the Company, the holders of Series A Preferred stock will be entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of common stock.

c.	Voting — The holder of each share of preferred stock has the right to one vote for each full share of common stock into which its respective shares of preferred stock would be convertible on the record date for the vote.

d.	Dividends — when declared by the board of directors, holders of preferred stock are entitled to receive dividends on an as converted basis. Dividends may not be declared or paid on common shares while any preferred shares are outstanding.
Sterling Guarantee Common Stock Warrants — During 2007 the Company granted to various individuals, including shareholders and members of its board of directors, detachable warrants to purchase a total of 221,000 shares of common stock at a strike price of $15 per share, in exchange for those individuals providing guarantees to secure bank loans of up to $3,315,000. The bank loan was paid off during 2009. The Company has assigned no value to these warrants upon issuance or at December 31, 2009, based on the results of the use of a Black Scholes pricing model, largely driven by the relative difference between the strike price and the estimated fair value of the Company’s common stock.

PV POWERED, INC.
NOTES TO THE FINANCIAL STATEMENTS
NOTE 6 — SHAREHOLDERS’ EQUITY AND BORROWINGS — (continued)
2nd Tier Line of Credit and Common Stock Warrants (2nd Tier LOC) — During 2007 and 2008, the Company borrowed funds from various individuals, including shareholders and members of its board of directors, under a line of credit facility in the aggregate amount of $3,208,619, which is subordinated to the bank line of credit. Interest accrues at the higher of 12% or prime rate plus 3.5% per annum, or 12% at December 31, 2009. Accrued interest and principal is due September 30, 2012. At December 31, 2009, the total amount of principal and interest outstanding was $3,208,619 and $699,652, respectively.
The 2nd Tier LOC lenders were also granted detachable warrants to purchase the Company’s common stock. The lenders were granted fee warrants equal to 400 shares for every $100,000 in loan commitments made to the Company. Additionally, the lenders were provided warrants to purchase stock in the Company equal to the maximum amount borrowed by the Company divided by the warrant exercise price of $15. The Company has assigned no value to these warrants upon issuance or at December 31, 2009, based on the results of the use of a Black Scholes pricing model, largely driven by the relative difference between the strike price and the estimated fair value of the Company’s common stock.
3rd Tier Line of Credit and Common Stock Warrants (3rd Tier LOC) — During 2008 and 2009, the Company borrowed funds from various individuals, including shareholders and members of its board of directors, under a line of credit facility in the aggregate amount of $5,527,577, which is subordinated to the bank line of credit. Interest accrues at 14% per annum and is due, along with the entire outstanding principal balance, on December 31, 2010, which is the maturity date. At December 31, 2009, the total amount of principal and interest outstanding was $5,527,577 and $810,306, respectively.
The 3rd Tier LOC lenders were also granted detachable warrants to purchase the Company’s common stock. The amount of warrants granted is equal to the highest amount of principal and interest outstanding during the loan period divided by the strike price. The strike price, ranging between $5.00 and $.025 per share at the grant dates, resets to equal the price per share or strike price assigned to any equity or equity like instruments granted subsequent to the grant dates, and was $.01 per share at December 31, 2009. The Company has accounted for the fair value of these warrants as a liability in accordance with ASC Topic 815, Derivatives and Hedging, as they do not meet the definition of “indexed to the issuers own stock” as prescribed by ASC 815-40, Contracts in an Entity’s Own Equity. As these warrants are treated as derivative instrument liabilities, the value is remeasured to fair value at each reporting date, with the change in fair value recorded as interest expense in the statement of operations. Refer to Note 10 below for a more in depth discussion of the fair value measurements related to this derivative instrument.

PV POWERED, INC.
NOTES TO THE FINANCIAL STATEMENTS
NOTE 6 — SHAREHOLDERS’ EQUITY AND BORROWINGS — (continued)
Preferred Stockholder Debt Guarantees — As discussed above, during 2009 the Company issued a round of Series A Convertible Preferred Stock. As part of that round of financing, the preferred stockholders were also given an incentive to guarantee the $5,000,000 Key Bank Line of Credit in the form of detachable warrants to purchase the Company’s common stock at $.01 per share. The number of warrants granted being a function of the highest amount of loan outstanding and guaranteed during the loan period divided by the strike price, for a total of 500,000,000 outstanding at December 31, 2009. The Company has accounted for these warrants as equity instruments in accordance ASC 815-40, Contracts in an Entities Own Equity, as they meet the definition of “indexed to the issuers own stock” as prescribed by that guidance. As these warrants are treated as equity instruments, they were measured and recorded at the grant date fair value and are not remeasured to fair value in subsequent periods. The fair value of these warrants recorded in equity is $3,326,010.
Shareholder Line of Credit — The Company has a line of credit from Evans Renewable Holdings II, LLC, the Company’s majority shareholder, with a limit of $2,000,000, subordinated to the bank line of credit. Subsequent to December 31, 2009, the board of directors increased the limit to $5,500,000. At December 31, 2009, the outstanding balance was $1,647,367, consisting of principal and accrued interest of $1,600,000 and $47,367, respectively. This note may be prepaid, at any time and from time to time, in whole or part, without penalty or premium, and is due on demand. The line of credit requires payments of principal and interest at the rate of 15%.
At December 31, 2009, the Company had the following warrants outstanding:

		Total		Average
	Grant	Number	Exercise	Term
Warrants Traunch	Year(s)	of Shares	Price	in Years

Sterling Guarantee	2007	221,002	$15.00	5
2nd Tier LOC	2007/2008	275,753	$15.00	4.5
3rd Tier LOC	2008/2009	633,784,800	$0.01	5
Preferred Stockholder Guarantee	2009	500,000,000	$0.01	5.5

PV POWERED, INC.
NOTES TO THE FINANCIAL STATEMENTS
NOTE 7 — BANK LINE OF CREDIT
The Company has a short-term line of credit from Key Bank in the amount of $5,000,000, which is guaranteed by members of the majority stockholder. The guarantors have also pledged either cash or real estate as collateral to the loan. In the event the guaranteeing shareholders are called upon to repay the loan on behalf of the Company, the Company will be required to execute a promissory note to the shareholders in the amount paid. This promissory note will include rights of the holders to convert the note to common stock. There was $5,000,000 outstanding on this line of credit at December 31, 2009, bearing interest at the prime rate plus 1%, or 4.25% at December 31, 2009. The credit agreement also requires certain quarterly verifications of the guarantors. This line of credit requires payments of interest only. The original maturity date was January 15, 2010, which was extended to July 15, 2010 subsequent to December 31, 2009.
NOTE 8 — LONG TERM OBLIGATIONS
Leases — The Company has acquired operating equipment under the provisions of several capital leases. These leases each require monthly payments between $248 and $2,414, with effective interest rates ranging between 6.78% and 18.12%, and mature between October 1, 2010 and January 20, 2014. The leases are all secured by the related equipment.
The Company leases its operating facilities under an operating lease which expires in April 2013. The operating facility lease has a purchase option and option to renew through April 2018. Taxes, maintenance and operating expenses are the responsibility of the Company. Payments on the lease in 2009 totaled $402,272.

PV POWERED, INC.
NOTES TO THE FINANCIAL STATEMENTS
NOTE 8 — LONG TERM OBLIGATIONS — (continued)
As of December 31, 2009, future obligations related to capital and noncancelable operating leases are as follows for the years ended December 31:

	Capital	Operating
	Leases	Leases	Total

2010	$256,704	$409,437	$666,141
2011	133,122	413,721	546,843
2012	63,453	421,996	485,449
2013	44,782	141,591	186,373
2014	2,176	—	2,176

Minimum lease commitments	500,237	$1,386,744	$1,886,981

Remaining unamortized financing charges on capital leases	(83,981)

Present value of minimum lease commitment under capital lease	416,256
Current portion of capital lease payable	(202,467)

Capital lease payable, net of current portion	$213,789

Governor’s Strategic Reserve Fund — In June of 2008, the Company borrowed $110,000 from the State of Oregon under the Strategic Reserve Fund. Interest on the loan accrues at a rate of 5% per annum, and along with the entire principal balance is due for payment on the maturity date of April 30, 2012. Under the Governor’s Strategic Reserve Fund program, the entire principal and accrued interest balance will be forgiven if the Company maintains a total headcount of 80 people for 8 consecutive quarters prior to the loan’s maturity date of April 30, 2012.

PV POWERED, INC.
NOTES TO THE FINANCIAL STATEMENTS
NOTE 9 — STOCK BASED COMPENSATION
The Company maintains two different stock compensation plans. Restricted stock awards are grants that entitle the holder to shares of common stock as the award vests. The Company’s stock grants generally vest on a graduated basis over a three-year period. Stock options entitle the holder the right to purchase shares or common stock at a predetermined price as the award vests. The Company’s stock options generally vest over a four-year period and expire 7 to 10 years from the date of grant. Compensation expense is recorded when the awards vest and the Company issues new shares on the date the restricted units vest or the option is exercised.
Restricted stock unit awards — During 2006, shareholders approved the 2006 Restricted Stock Plan. Shareholders approved 200,000 shares for issuance as equity awards to employees. The 2006 Restricted Stock Plan allows for time-based vesting for equity incentive awards. During February 2008, the Board of Directors retired the remaining shares issuable under the 2006 Restricted Stock Plan. As of December 31, 2009, no shares remained available for future grant under the 2006 Restricted Stock Plan.
Information with respect to outstanding restricted stock unit activity is as follows:

Unvested
Shares

BALANCE, January 1, 2009	37,097

Granted	—
Vested	(22,710)
Canceled or forfeited	(14,387)

BALANCE, December 31, 2009	—

As of December 31, 2009, there was no unrecognized compensation costs related to restricted stock units granted under the Company’s equity incentive plan.
Incentive stock option plans — During 2006, the Board of Directors (the Board) approved the 2006 Incentive Stock Option Plan (the 2006 Plan). The Board approved 218,000 shares for issuance as equity awards to employees and non-employee directors. During February 2008, the Board approved an additional 107,450 shares for issuance under The Plan. The Plan allows for time-based vesting for equity incentive awards, as well as immediate vesting upon a change in control. As of December 31, 2008, 159,099 shares remained available for future grant under the Plan.

PV POWERED, INC.
NOTES TO THE FINANCIAL STATEMENTS
NOTE 9 — STOCK BASED COMPENSATION — (continued)
During 2009, the Board approved the 2009 Incentive Stock Option Plan (the 2009 Plan). The Board approved 305,780,000 shares for issuance as equity awards to employees and non-employee directors. The Plan allows for time-based vesting for equity incentive awards. As of December 31, 2009, 1,251,368 shares remained available for future grant under the Plan.
The following describes the key assumptions used in the Black-Scholes model to derive the calculated value for the year ended December 31:

	2006 Plan	2009 Plan

Expected dividend yield	0%	0%
Expected volatility	82.85%	82.85%
Risk-free interest rate	3.03%	4.16%
Expected life (years)	7.00	7.00
Weighted average fair value per share	—	$0.008
The volatility assumption used in the Black-Scholes model was based on the volatility of the stock price of three publicly traded companies with characteristics similar to the Company. The Company calculated the historical volatility of the example companies for the year using the daily closing total returns for that index incorporating the seven most recent years in its analysis since that was the expected life at the time of calculation. The risk-free rate for periods within the expected life of the option is based on the U.S. Treasury yield curve in effect at the time of grant.
The Company expenses stock options on a straight-line basis over the options’ related vesting term. Stock based compensation expense for the year ended December 31, 2009 was $276,151, of which $14,543 recorded in cost of goods sold, $71,808 in research and development, $47,812 in sales and marketing, and $141,988 in general and administrative expenses. As of December 31, 2009 there is $2,052,543 of total unrecognized stock based compensation cost related to unvested stock-based compensation arrangements granted under the Plans.

PV POWERED, INC.
NOTES TO THE FINANCIAL STATEMENTS
NOTE 9 — STOCK BASED COMPENSATION — (continued)
The following table summarizes stock option activity by Plan for the year ended December 31, 2009:

	2006 Plan		2009 Plan
		Weighted		Weighted
		Average		Average
		Exercise		Exercise
	Shares	Price	Shares	Price

BALANCE,
January 1, 2009	199,350	$13.14	—	$0.01

Granted	—	—	308,505,699	0.01
Exercised	—	—	—	—
Canceled or forfeited	(32,999)	15.00	(3,977,067)	0.01

BALANCE,
December 31, 2009	166,351		304,528,632

Exercisable,
December 31, 2009	115,099		—

Options outstanding that have vested and are expected to vest as of December 31, 2009 are as follows:

		Weighted
		Average		Number of
	Number of	Remaining		Options
Exercise	Options	Contractual Life	Number of	Expected
Price	Outstanding	(In Years)	Options Vested	To Vest

$0.01	304,515,633	9.63	10,000	158,348,129
$5.00	18,000	1.86	18,000	16,326
$15.00	128,351	7.20	87,099	82,145

	304,661,984		115,099	158,446,600

PV POWERED, INC.
NOTES TO THE FINANCIAL STATEMENTS
NOTE 10 — FAIR VALUE OF DERIVATIVE INSTRUMENTS
The Company uses derivative financial instruments in the form of warrants to purchase shares of common stock as borrowing incentive, as more fully addressed in Note 6 above. The Company records the fair value of such derivatives on its balance sheet and in its statement of operations as an unrealized gain or loss in the change in fair value of the warrant derivative. The change in the fair value of the warrant derivative for the year ended December 31, 2009 was $4,516,680.
The Company has applied the requirements of the Financial Accounting Standards Board Accounting Standards Codification (ASC) 820-10, Fair Value Measurements, for purposes of measuring its derivative liabilities. ASC 820-10 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. ASC 820-10 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC 820-10 also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard describes three levels of inputs that may be used to measure fair value:

Level 1	Quoted prices in active markets for identical assets or liabilities

Level 2	Observable inputs other than Level I prices, such as quoted prices for similar assets or liabilities; quoted prices in active markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities

Level 3	Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities
The Company’s warrant derivatives, which are considered Level 3 fair value measurements, are valued using the Black Scholes pricing model. The Company does not have any other material Level 1, Level 2 or Level 3 financial assets or liabilities as of December 31, 2009. As of December 31, 2009, there were no material financial assets or liabilities measured on a non-recurring basis that required adjustments or write-downs.
Significant inputs used in determining the fair value of the derivative liability using the Black Scholes pricing model at December 31, 2009 were as follows:

Expected dividend yield	0%
Expected volatility	83.36%
Risk-free interest rate	1.70%
Expected life (years)	4.00
Weighted average fair value per share	$0.0085

PV POWERED, INC.
NOTES TO THE FINANCIAL STATEMENTS
NOTE 10 — FAIR VALUE OF DERIVATIVE INSTRUMENTS — (continued)
The volatility assumption used in the Black-Scholes model was based on the volatility of the stock price of three publicly traded companies with characteristics similar to the Company. The Company calculated the historical volatility of the example companies for the year using the daily closing total returns for that index incorporating the seven most recent two years in its analysis since that was the expected life at the time of calculation. The risk-free rate for periods within the expected life of the option is based on the U.S. Treasury yield curve in effect at the time of grant.
Liabilities measured at fair value on a recurring basis for the Company consisted of the following as of December 31:

Fair Value Measurements Using
Quoted Prices In
		Active Markets for	Significant Other	Significant
		Identical Assets	Observable Inputs	Unobservable Inputs
	Fair Value	(Level 1)	(Level 2)	(Level 3)

Warrant derivative liability	5,385,504	—	—	5,385,504
The fair value of financial instruments classified as current assets or liabilities, including cash and cash equivalents, accounts receivable, accounts payable, accrued expenses, current portion of shareholder lines of credit, and the bank line of credit approximate carrying value, principally because of the short maturity of those items. The fair values of long tem shareholder lines of credit and capitalized lease obligations approximate carrying value based on their effective interest rates compared to current market rates.
NOTE 11 — RETIREMENT PLAN
The Company has a 401(k) plan that covers substantially all employees. Participating employees may elect to contribute, on a tax-deferred basis, a portion or their compensation in accordance with Section 401(k) or the Internal Revenue Code. Company contributions may be made to the plan at the discretion of the Board of Directors. The Company made no contributions to the plan for the year ended December 31, 2009.
NOTE 12 — OTHER INCOME
During 2009, the Company participated in the sale of Business Energy Tax Credits (BETC) in the state of Oregon. The company was able to generate cash through the sale of this credit to entities in a position to make use of the credits. Net proceeds totaling $1,334,061 for the 2009 sales of BETC was recorded in other income on the statement of operations.

PV POWERED, INC.
NOTES TO THE FINANCIAL STATEMENTS
NOTE 12 — OTHER INCOME — (continued)
During 2009, the Company participated in the Solar Energy Grid Integration System Program (SEGIS) sponsored by the Department of Energy and administered by Sandia National Labs. The Company’s participation in the SEGIS program is performed in stages, and is billed upon the completion of certain milestones. Cost incurred by the company for participation in the program are recorded in other expenses, and amounts to be billed for milestones not yet completed are recorded as costs in excess of billing in accounts receivable. Revenues of $910,000 were recognized and recorded in other income for year ended December 31, 2009, of which $42,224 were unbilled and $867,776 were billed and collected as of December 31, 2009.
The remaining amount recorded in other income represents miscellaneous revenue earned by the Company.
NOTE 13 — INCOME TAXES
Significant components of the Company’s deferred tax assets and liabilities at December 31, 2009 are as follows:

	Federal	State	Federal	State
	Deferred	Deferred	Deferred	Deferred	Deferred
	Tax	Tax	Tax	Tax	Tax Asset
	Assets	Assets	Liabilities	Liabilities	(Liability)

Net operating loss	$803,000	$167,000	$—		$970,000
Stock warrants	469,000	98,000			567,000
Depreciation	—	—	(232,000)	(48,000)	(280,000)
Amortization	—	—	(45,000)	(9,000)	(54,000)
Warranty — Current	373,000	78,000	—	—	451,000
Warranty — Long-Term	422,000	88,000	—	—	510,000
Allowance	103,000	21,000	—	—	124,000
Other	103,000	21,000	—	—	124,000

Gross deferred tax assets (liabilities)	2,273,000	473,000	(277,000)	(57,000)	2,412,000

Valuation allowance	(2,273,000)	(473,000)	277,000	57,000	(2,412,000)

Total net deferred tax assets (liabilities)	$—	$—	$—	$—	$—

PV POWERED, INC.
NOTES TO THE FINANCIAL STATEMENTS
NOTE 13 — INCOME TAXES — (continued)
As of December 31, 2009, the Company has remaining deferred tax benefits related to its federal, state and foreign net operating losses totaling approximately $970,000. These NOLs will expire, in varying amounts, beginning in 2010 through 2029. The potential future tax benefits of the NOLs have been fully offset by a valuation allowance based on the Company’s analysis of the likelihood of generating sufficient taxable income in the various jurisdictions to utilize the benefits before expiration.
The Company has not performed a valuation during 2009 to determine the value of the prior year NOLs in regards to IRC Section 382. The Company has determined a change in ownership occurred on June 30, 2009. Therefore the Deferred Tax Asset of these prior year NOLs has not been recognized. The gross amount of these prior year NOLs are $6,958,000. These NOLs will expire, in varying amounts, beginning 2010 through 2025. The company has allocated the current year NOL in accordance to IRC Section 382.
Components of income tax expense (benefit) included in the financial statements are as follows for the years ended December 31, 2009:

2009

Current
Federal	$—
State	15,741

$15,741

Deferred
Federal	$—
State	—

$—

The Company had no unrecognized tax benefits which would require an adjustment to the January 1, 2009 beginning balance of retained earnings and had no unrecognized tax benefits at December 31, 2009. No interest and penalties have been accrued upon adoption or for the year ended December 31, 2009. The Company files income tax returns in the U.S. federal jurisdiction and in Oregon, California, Massachusetts, Florida and New York. The Company is no longer subject to income tax examinations by taxing authorities for years before 2007 for its federal filings and 2007 for its State filings.

PV POWERED, INC.
NOTES TO THE FINANCIAL STATEMENTS
NOTE 14 — GOING CONCERN
This financial statement has been prepared assuming the Company will continue as a going concern. As reported in this financial statement, the Company incurred a net loss of $12,230,168 during the year ended December 31, 2009. As of that date, the Company’s current liabilities exceeded its current assets by $5,430,182 and its total liabilities exceeded its total assets by $13,651,376. These factors indicate a substantial doubt as to the Company’s ability to continue as a going concern. During January, 2010 the Company was able to negotiate an extension to the bank line of credit, and is currently working on negotiations with potential strategic partners and investors to secure additional financing or for the sale of the Company. Management and the Board of Directors have signed a non-binding Letter of Intent to sell the Company and are hopeful that the Company will conclude negotiations and receive funding or sell the Company by the end of July 2010. The ability of the Company to continue as a going concern is dependent upon the success of these plans and there can be no guaranty that the Company will be successful in these efforts.